UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADTRAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

April 5, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of ADTRAN, Inc. to be held at ADTRAN’s headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Wednesday, May 18, 2005, at 10:30 a.m., local time. The meeting will be held in the East Tower on the second floor.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will report on ADTRAN’s operations during the past year and our plans for the future. Our directors and officers, as well as representatives from our independent registered public accounting firm, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.

Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

Sincerely,

MARK C. SMITH

Chairman of the Board

and Chief Executive Officer

ADTRAN, INC.

901 Explorer Boulevard

Huntsville, Alabama 35806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2005

NOTICE HEREBY IS GIVEN that the 2005 Annual Meeting of Stockholders of ADTRAN, Inc. will be held at ADTRAN’s headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on the second floor of the East Tower, on Wednesday, May 18, 2005, at 10:30 a.m., local time, for the purposes of considering and voting upon:

1.	A proposal to elect seven directors to serve until the 2006 Annual Meeting of Stockholders;

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ADTRAN for the fiscal year ending December 31, 2005;

3.	A proposal to approve the ADTRAN, Inc. 2005 Directors Stock Option Plan; and

4.	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 21, 2005 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors.

MARK C. SMITH

Chairman of the Board

and Chief Executive Officer

Huntsville, Alabama

April 5, 2005

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

ADTRAN, Inc.

901 Explorer Boulevard

Huntsville, Alabama 35806

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2005

This Proxy Statement is furnished to the stockholders of ADTRAN, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2005 Annual Meeting of Stockholders and at any adjournments thereof. The Annual Meeting will be held at ADTRAN’s headquarters, 901 Explorer Boulevard, Huntsville, Alabama, on Wednesday, May 18, 2005, at 10:30 a.m., local time. The meeting will be held in the East Tower on the second floor. When used in this Proxy Statement, the terms “we,” “us,” “our” and “ADTRAN” refer to ADTRAN, Inc.

The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is April 5, 2005.

VOTING

General

The securities that can be voted at the Annual Meeting consist of our common stock, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting is March 21, 2005. On the record date, 75,281,762 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

In voting with regard to each of Proposal 2 to ratify the directors’ appointment of the independent registered public accounting firm and Proposal 3 to approve the ADTRAN, Inc. 2005 Directors Stock Option Plan, stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve each of Proposal 2 and Proposal 3 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for each proposal and therefore, will have the same legal effect as voting against the proposal.

Under the rules of the New York and American Stock Exchanges (the “Exchanges”) that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the Exchanges. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that Proposal 1 and Proposal 2 are discretionary. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but “broker non-votes” are not considered as votes cast in determining the outcome of any proposal. Proposal 3 is non-discretionary.

As of March 21, 2005 (the record date for the Annual Meeting), our directors and executive officers beneficially owned or controlled approximately 9,927,936 shares of our common stock, constituting approximately 12.9% of the outstanding common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.

Proxies

You should specify your choices with regard to each of the proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to ADTRAN in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of the independent registered public accounting firm, and “FOR” the approval of the ADTRAN, Inc. 2005 Directors Stock Option Plan. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted (i) by giving written notice to Charlene Little, Assistant Secretary of ADTRAN, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery), (ii) by executing and delivering to Ms. Little a proxy card bearing a later date or (iii) by voting in person at the Annual Meeting. Please note, however, that under the rules of the Exchanges and the NASDAQ National Market, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges or the NASDAQ National Market, as employed by the beneficial owner’s brokerage firm.

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2005, by (i) each of our directors and our director emeritus, (ii) each of our executive officers named in the Summary Compensation Table herein and (iii) all of our directors and executive officers as a group, based in each case on information furnished to us by such persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown except as otherwise noted.

	Common Stock Beneficially Owned (1)
Name and Relationship to Company	Number of Shares		Percent of Class
Mark C. Smith (2) Chairman of the Board, Chief Executive Officer	7,997,600	(3)	10.5%
Thomas R. Stanton Senior Vice President and General Manager, Carrier Networks	445,550	(1)	*
Steven L. Harvey Vice President – Enterprise Networks and Competitive Service Provider Sales	213,002	(1)	*
Danny J. Windham Senior Vice President and General Manager, Enterprise Networks	187,226	(1)	*
Robert A. Fredrickson Vice President – Carrier Networks Sales	184,886	(1)(3)	*
Howard A. Thrailkill President, Chief Operating Officer and Director	169,526	(1)	*
James L. North Director Emeritus	86,000	(1)	*
Roy J. Nichols Director	83,000	(1)(3)	*
W. Frank Blount Director, Secretary	62,500	(1)	*
William L. Marks Director	46,894	(1)	*
H. Fenwick Huss Director	35,000	(1)	*
Richard A. Anderson Director	19,780	(1)	*
All directors and executive officers as a group (17 persons)	9,902,936	(1)(3)	12.7%

* Represents less than one percent of the outstanding shares of our common stock.

(1)	Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission (“SEC”) regulations and includes shares of our common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of January 31, 2005 as follows: Mr. Stanton – 439,750 shares; Mr. Harvey – 179,136 shares; Mr. Windham – 161,940 shares; Mr. Fredrickson – 174,886 shares; Mr. Thrailkill – 128,126 shares; Mr. North – 15,000 shares; Mr. Nichols – 46,000 shares; Mr. Blount – 62,500 shares; Mr. Marks – 35,000 shares; Dr. Huss – 35,000 shares; Mr. Anderson – 15,000 shares, and all directors and executive officers as a group – 1,647,712 shares. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.
(2)	The address of Mr. Smith is 901 Explorer Boulevard, Huntsville, Alabama 35806.
(3)

The shares shown include: as to Mr. Smith, 7,997,600 shares held jointly with his wife; as to Mr. Fredrickson, 2,000 shares owned jointly with his daughters; as to Mr. Nichols, 27,000 shares held in a trust and 10,000 shares held by his wife; and as to all directors and executive officers as a group, 8,016,198 shares held jointly with spouses and immediate family members, 10,000 shares owned by spouses and other immediate family members and 27,000 shares held by trusts for which an executive officer or director is a beneficiary or trustee.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of ADTRAN, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	8,176,600 (1)	10.7%

FMR Corp. 82 Devonshire Street Boston, MA 02109	5,539,860 (2)	7.2%

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	4,321,470 (3)	5.7%

(1)	The amount shown and the following information is derived from Amendment No. 2 to the Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”), reporting beneficial ownership as of January 31, 2005. According to the amended Schedule 13G, T. Rowe Price Mid-Cap Growth Fund, Inc., a registered investment company, is the beneficial owner of, and has sole voting power over, 4,000,000 of the shares, or 5.2% of our outstanding common stock. T. Rowe Price Associates holds sole voting power over 1,454,500 of the shares and sole dispositive power over 8,176,600 shares. T. Rowe Price Associates, a registered investment advisor, disclaims beneficial ownership of the shares.
(2)	The amount shown and the following information is derived from Amendment No. 2 to the Schedule 13G filed by FMR Corp. (“FMR”), reporting beneficial ownership as of December 31, 2004. According to the amended Schedule 13G, Fidelity Management & Research Company, a wholly owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 3,065,539 of the shares; Fidelity Management Trust Company, a wholly owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, is the beneficial owner of 1,438,971 of the shares; Strategic Advisers, Inc., a wholly-owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 160 of the shares; and Fidelity International Limited, an investment advisor, is the beneficial owner of 1,035,190 of the shares. FMR holds sole voting power over 2,474,321 of the shares and sole dispositive power over 5,539,860 shares. The amended Schedule 13G also indicates that each of Edward C. Johnson 3d, the Chairman of FMR, and Abigail P. Johnson, a director of FMR, has sole dispositive power over all of the shares.
(3)	The amount shown and the following information is derived from the Schedule 13G filed by Goldman Sachs Asset Management, L.P. (“Goldman”), reporting beneficial ownership as of December 31, 2004. According to the Schedule 13G, Goldman holds sole voting power over 3,938,310 of the shares and sole dispositive power over 4,321,470 shares. Goldman, a registered investment advisor, disclaims beneficial ownership of any securities managed, on Goldman’s behalf, by third parties.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

The Board of Directors currently consists of seven members. In addition, James L. North, who was a Board member until his resignation in December 2002, currently serves as a director emeritus of ADTRAN. Lonnie S. McMillian, co-founder of ADTRAN and a director until December 2002, served as a director emeritus of the Board until his resignation in January 2005. We wish to acknowledge with gratitude the many years of distinguished service by Mr. McMillian to ADTRAN and his leadership, vision and steadfast commitment to our stockholders and employees.

The Board has nominated Mark C. Smith, Howard A. Thrailkill, Richard A. Anderson, W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols for re-election as directors at the 2005 Annual Meeting. Each of the nominees is currently a director of ADTRAN. If re-elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2006 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. There are no family relationships among the directors or the executive officers.

Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to re-elect Mark C. Smith, Howard A. Thrailkill, Richard A. Anderson, W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols as directors for a one year term expiring at the 2006 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Information	Regarding Nominees for Director

Set forth below is certain information as of January 31, 2005, regarding the seven nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

MARK C. SMITH is one of the co-founders of ADTRAN and has served as our Chairman of the Board and Chief Executive Officer since ADTRAN commenced operations in January 1986. He also served as our President from 1986 until November 1995. Mr. Smith is 64.

HOWARD A. THRAILKILL joined ADTRAN in 1992 as Executive Vice President and Chief Operating Officer. In November 1995, Mr. Thrailkill was elected as our President. Mr. Thrailkill has served as a director of ADTRAN since October 1995. Mr. Thrailkill is 66.

RICHARD A. ANDERSON has served as Vice Chairman – Planning and Administration of BellSouth Corporation since January 2005, with responsibility for corporate planning, development, compliance, public relations, human resources and diversity initiatives. Mr. Anderson served as President–Customer Markets of BellSouth Corporation from 1999 to 2005. From 1993 to 1999, Mr. Anderson held a number of positions with BellSouth, including President–Interconnection Services, President–BellSouth Business Systems, Vice President–Marketing, and Group President–BellSouth Business. In 1988, following BellSouth’s acquisition of Universal Communication Systems, he was appointed Vice President–Product Management for Universal Communication Systems and then promoted to Executive Vice President and Chief Operating Officer in 1989, in which position he led the transition to an integrated equipment services entity for BellSouth. He originally joined South Central Bell in Nashville, Tennessee as an Account Executive in 1981, where he held sales management positions of increasing responsibility with BellSouth and AT&T in the cities of Memphis, Birmingham, Louisville and Nashville. Mr. Anderson serves on the boards of Cingular Wireless, the Atlanta Chamber of Commerce, Camp Twin Lakes, and the

Dean’s Advisory Council for Murray State University College of Business and Public Affairs. Mr. Anderson has been a member of our Board of Directors since February 2002. Mr. Anderson is 46.

W. FRANK BLOUNT has served as Chairman and Chief Executive Officer of JI Ventures, a high tech venture capital fund, since May 2000. Mr. Blount has also served as Chairman and Chief Executive Officer of TTS Management Corporation, an acquisition management company, since September 2004. He also served as Chairman and Chief Executive Officer of Cypress Communications, Inc., a leading building-centric communications provider, from June 2000 to February 2002. Mr. Blount served as Chief Executive Officer and as a director of Telstra Corporation, LTD, Australia’s principal telecommunications company, from January 1992 until March 1999. Prior to joining Telstra, he served in various executive positions for AT&T Corp., including Group President from 1988 to 1991. He currently serves as a director of Caterpillar, Inc., Entergy Corporation, Hanson PLC, and Alcatel, S.A. Mr. Blount has served as a director of ADTRAN since April 1999 and as Secretary of ADTRAN since December 2002. Mr. Blount is 66.

H. FENWICK HUSS has served as Dean of the J. Mack Robinson College of Business at Georgia State University since July 2004. Prior to his appointment as Dean, Dr. Huss was Associate Dean from 1998-2004 and Director of the School of Accountancy at Georgia State from 1996 to 1998. He has been a member of the School of Accountancy faculty since 1989. He also served on the faculty of the University of Maryland as an assistant professor from 1983 to 1989, and is a visiting professor at the Université Paris 1 Pantheon-Sorbonne. Dr. Huss has been a member of our Board of Directors since October 2002. Dr. Huss is 54.

WILLIAM L. MARKS has served as Chairman of the Board and Chief Executive Officer of Whitney Holding Corp., the holding company for Whitney National Bank of New Orleans, since 1990, and served in various executive and management capacities with AmSouth Bank, N.A. from 1984 to 1990. Mr. Marks currently serves as a director of CLECO Corporation and CLECO Power, LLC. Mr. Marks has served as a director of ADTRAN since 1993. Mr. Marks is 61.

ROY J. NICHOLS has served as Chairman of the Board of Torch Concepts, Inc., a software development company specializing in business intelligence applications, since September 2000. He served as Vice Chairman of the Board, President and Chief Executive Officer of Nichols Research Corporation (a defense and information systems company), where he worked from 1976 until its merger with Computer Sciences Corporation in November 1999. Mr. Nichols also serves as a director of Sparta, Inc. and Applied Genomics, Inc. Mr. Nichols has served as a director of ADTRAN since 1994. Mr. Nichols is 66.

Information Regarding Director Emeritus

Set forth below is certain information as of January 31, 2005 regarding our current director emeritus, including his age and principal occupation (which has continued for at least the past five years unless otherwise noted).

JAMES L. NORTH is an attorney with James L. North & Associates in Birmingham, Alabama and has been counsel to ADTRAN since its incorporation in November 1985. Mr. North has been a practicing attorney since 1965. Mr. North currently serves as a director emeritus and served as a director of ADTRAN from 1993 to December 2002. Mr. North is 68.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2004, the Board of Directors held ten meetings and the Audit Committee held nine meetings. The Compensation Committee held two meetings in 2004 and the Nominating and Corporate Governance Committee held three meetings. No director attended less than 75% of the aggregate of meetings of the Board of Directors and meetings of the committees of which he is a member, except for Mr. Anderson, who attended 70%. Mr. Anderson attended all of the regularly scheduled Board meetings, but was unable to attend three special Board meetings convened on limited notice. All of the directors, as well as director emeritus James North and former director emeritus Lonnie McMillian, attended the 2004 Annual Meeting of Stockholders on April 15, 2004.

The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; (iv) the qualifications and independence of our independent registered public accounting firm; (v) the performance of our internal audit function and the independent registered public accounting firm; and (vi) our auditing, accounting, and financial reporting processes generally. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with its responsibilities, the Board has delegated to the Audit Committee the authority to select and hire our independent registered public accounting firm and determine their fees and retention terms. The Audit Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Audit Committee is composed of W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols, each of whom is independent under NASDAQ listing standards. The Board has determined that Dr. Huss is an audit committee financial expert.

The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and Chief Executive Officer and assisting the Board in discharging its responsibilities regarding the compensation of our other executive officers. In addition, the Compensation Committee is responsible for administering our Amended and Restated 1996 Employees Incentive Stock Option Plan and our Amended and Restated 1995 Directors Stock Option Plan. The Compensation Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Compensation Committee is composed of W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols, each of whom is independent under NASDAQ listing standards.

The Nominating and Corporate Governance Committee is responsible for assisting the Board in identifying and attracting highly qualified individuals to serve as directors of ADTRAN, selecting director nominees and recommending them to the Board for election at annual meetings of stockholders. The Nominating and Corporate Governance Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Nominating and Corporate Governance Committee is composed of W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols, each of whom is independent under NASDAQ listing standards.

Independent Directors

The Nominating and Corporate Governance Committee and the Board of Directors have determined that Messrs. Blount, Huss, Marks and Nichols do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with the NASDAQ listing standards. These independent directors also constitute all of the members of the Audit Committee. Prior to each regularly scheduled Audit Committee meeting, these directors convene and hold a separate executive session as the independent directors of the Board.

Nomination of Directors

The Nominating and Corporate Governance Committee seeks to create a Board that is as a whole strong in its collective knowledge of, and diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and our company at that time given the then current mix of director attributes.

In accordance with NASDAQ listing standards, we ensure that at least a majority of our Board is independent under the NASDAQ definition of independence, and that the members of the Board as a group maintain the requisite qualifications under NASDAQ listing standards for populating the Audit, Compensation and Nominating and Corporate Governance Committees.

As provided in its charter, the Nominating and Corporate Governance Committee will consider nominations submitted by stockholders. To recommend a nominee, a stockholder should write to the Nominating and Corporate Governance Committee, care of Charlene Little, Assistant Secretary of ADTRAN, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery). Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in our proxy statement for the 2006 Annual Meeting, stockholder recommendations for director must be received by us no later than December 5, 2005. Once we receive the recommendation, we will deliver a questionnaire to the candidate which requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

All of the current nominees for director recommended for election by the stockholders at the 2005 Annual Meeting are current members of the Board. In evaluating candidates for director, the Committee uses the qualifications described above, and evaluates stockholder candidates in the same manner as candidates from all other sources. Based on the Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their performance as directors in 2004, the Committee determined to recommend each director for re-election. The Committee has not received any nominations from stockholders for the 2005 Annual Meeting.

Communications	with the Board of Directors

The Board has established a process for stockholders to communicate with members of the Board. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, as well as any issues arising under our Code of Business Conduct and Ethics or other matters that you wish to communicate to ADTRAN’s Audit Committee or Board of Directors, you can reach the ADTRAN Board of Directors through our Corporate Governance Hotline by email at hotline@adtran.com, by mail at ADTRAN, Inc. Hotline, P.O. Box 5765, Huntsville, Alabama 35814, or by calling the hotline at 1-800-873-1110, extension 6600. Information about the Corporate Governance Hotline can be found on our website at www.adtran.com under the links “Investor Relations – Corporate Governance – Corporate Governance Hotline.”

DIRECTOR COMPENSATION

Non-employee directors of ADTRAN, including Mr. North, our director emeritus, are paid an annual fee of $10,000, plus $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended by telephone. Mr. McMillian, our former director emeritus, did not receive any directors’ fees for 2004. Directors who are employees of ADTRAN receive no directors’ fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

Our non-employee directors, including our current and former directors emeritus, were entitled to participate in our Amended and Restated 1995 Directors Stock Option Plan (the “1995 Directors Plan”). A total of 400,000 shares were initially authorized for issuance under the 1995 Directors Plan. As of December 31, 2004, there were a total of 286,000 shares reserved for issuance under the 1995 Directors Plan, of which 238,500 shares were subject to outstanding options and 47,500 shares were available for future option grants. The 1995 Directors Plan provides for automatic grants of nonqualified stock options to directors who are not otherwise employees of ADTRAN. As of December 31, 2004, there were five directors and two directors emeritus eligible to participate in the 1995 Directors Plan. The 1995 Directors Plan is administered by the Compensation Committee. Subject to the terms of the 1995 Directors Plan, the Compensation Committee has the authority to determine the terms and provisions of the option agreements, to interpret the provisions of the 1995 Directors Plan, to prescribe, amend and rescind any rules and regulations relating to the 1995 Directors Plan, and to make all determinations necessary or advisable for the administration of the 1995 Directors Plan.

Under the terms of the 1995 Directors Plan, an eligible director is granted a nonqualified stock option to purchase 10,000 shares of common stock upon such director’s initial election to the Board, and receives an additional nonqualified stock option to purchase 5,000 shares of common stock as of December 31 of each subsequent calendar year in which the director is still serving as an eligible director. The 1995 Directors Plan was amended by the Board of Directors on November 25, 2003, to provide that these grant amounts would not be adjusted as a result of the stock split effected December 15, 2003. The options granted under the 1995 Directors Plan have a term of ten years, and the exercise price of the options is the fair market value of our common stock on the date of grant. The exercise price may be paid in cash, shares of common stock held for at least six months, or both. The options generally vest as of the first anniversary of the grant date; however, all non-vested options previously granted to an eligible director immediately vest upon such director becoming “disabled” (as defined in the 1995 Directors Plan), upon his death or upon a “change in control” of ADTRAN (as defined in the 1995 Directors Plan). Generally, unexercised options terminate three months after an optionee ceases serving as a director. However, the post-service exercise period is extended to a year after termination due to disability, and unexercised options terminate immediately if the director is terminated for “cause” (as defined in the Directors Plan) prior to a change in control. In addition, if a director dies during service, or during a period following termination of service when his options have not yet terminated as provided above, the director’s beneficiary can exercise the options for up to one year after the date of the director’s death. The options will not be exercisable past their expiration date, however, regardless of the reason for termination of the director’s service.

No options may be granted under the 1995 Directors Plan after October 31, 2005, ten years after its date of adoption. The 1995 Directors Plan will terminate on the later of (a) the complete exercise or lapse of the last outstanding option granted under the 1995 Directors Plan or (b) the last date upon which options may be granted under the 1995 Directors Plan, subject to its earlier termination by the Board at any time.

On December 31, 2004, in accordance with the terms of the 1995 Directors Plan, options exercisable for 5,000 shares of common stock were granted to each of Messrs. Anderson, Blount, Huss, Marks, Nichols and North. Mr. McMillian waived all option grants for which he was eligible under the 1995 Directors Plan.

On January 24, 2005, the Board approved the 2005 Directors Stock Option Plan and is recommending it for approval by the stockholders at this Annual Meeting. A description of the 2005 Directors Stock Option Plan can be found below under “Proposal 3 – Approval of ADTRAN, Inc. 2005 Directors Stock Option Plan.”

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth, for the fiscal years ended December 31, 2004, 2003 and 2002, the total compensation earned by our Chief Executive Officer and each of our five other most highly compensated executive officers who were serving as executive officers as of December 31, 2004 (collectively referred to as the “named executive officers”). For information regarding the various factors considered by the Compensation Committee and the Board of Directors in determining the compensation of the Chief Executive Officer and, generally, our other executive officers, see “Compensation Committee Report on Executive Compensation” below.

TABLE 1:   SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary (1)	Bonus (2)	All Other Compensation (3)	Securities Under- Lying Options (#)(4)
Mark C. Smith Chairman of the Board and Chief Executive Officer	2004 2003 2002	$332,800 332,308 284,865	$ 43,264 312,832 –	$6,150 6,000 6,000	– – –

Howard A. Thrailkill President and Chief Operating Officer	2004 2003 2002	$327,600 327,115 280,558	$ 42,588 307,944 –	$6,150 6,000 6,000	– 5,000 222,500	(5)

Steven L. Harvey Vice President – Enterprise Networks and Competitive Service Provider Sales	2004 2003 2002	$201,000 193,154 168,312	$194,705 393,118 197,178	$6,150 6,000 6,000	18,000 18,000 139,502	(5)

Robert A. Fredrickson Vice President – Carrier Networks Sales	2004 2003 2002	$201,000 193,154 185,602	$185,604 365,557 158,013	$6,150 6,000 6,000	18,000 18,000 132,000	(5)

Thomas R. Stanton Senior Vice President and General Manager, Carrier Networks	2004 2003 2002	$300,000 285,577 246,096	$ 39,000 268,840 –	$6,150 6,000 6,000	40,000 35,000 205,500	(5)

Danny J. Windham Senior Vice President and General Manager, Enterprise Networks	2004 2003 2002	$300,000 285,577 246,096	$ 39,000 268,840 –	$6,150 6,000 6,000	40,000 35,000 198,000	(5)

(1)	Includes amounts deferred at the election of the executive officers pursuant to our Section 401(k) retirement plan and our deferred compensation plan.
(2)	For 2004, includes amounts paid pursuant to the management incentive bonus program for fiscal 2004, as well as bonus amounts deferred at the election of the executive officers pursuant to our deferred compensation plan. For 2004, amounts for Messrs. Harvey and Fredrickson also include $181,640 and $172,539, respectively, for amounts earned as commissions on sales. For 2003, includes amounts paid pursuant to the management incentive bonus program for fiscal 2003, as well as amounts deferred at the election of the executive officers pursuant to our deferred compensation plan. For 2003, amounts for Messrs. Harvey and Fredrickson also include $211,285 and $183,723, respectively, for amounts earned as commissions on sales. No bonuses were awarded in fiscal 2002; consequently, amounts indicated for 2002 consist solely of commissions on sales.
(3)	Consists of ADTRAN’s contributions to the executive officers’ Internal Revenue Code Section 401(k) retirement plan accounts.
(4)	All share amounts for 2003 and 2002 have been adjusted to reflect the stock split effected December 15, 2003.
(5)	Includes options issued on August 30, 2002 in connection with our stock option exchange program, which commenced on January 28, 2002.

Option Grants

The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 2004. Included in such information, in accordance with the rules and regulations of the SEC, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.

TABLE 2:   OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date (2)	Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5% ($)	10% ($)
Mark C. Smith	-0-		–	–	–	–	–
Howard A. Thrailkill	-0-		–	–	–	–	–
Steven L. Harvey	18,000	(4)	2.6%	$22.170	10/18/14	$365,243	$925,598
Robert A. Fredrickson	18,000	(4)	2.6%	$22.170	10/18/14	$365,243	$925,598
Thomas R. Stanton	40,000	(4)	5.7%	$22.170	10/18/14	$811,651	$2,056,884
Danny J. Windham	40,000	(4)	5.7%	$22.170	10/18/14	$811,651	$2,056,884

(1)	The exercise price of an option may be paid in cash, by delivery of already owned shares of our common stock held for at least six months or by a combination of the above, subject to certain conditions.
(2)	The options were granted for a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment or change of control of ADTRAN.
(3)	Amounts represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised and the underlying shares are sold. The closing price of our common stock on March 21, 2005, the record date, was $17.24 per share.
(4)	The indicated number of options were granted to the executive on October 18, 2004 pursuant to the Amended and Restated 1996 Employees Incentive Stock Option Plan. The options vest 25% per year beginning on the first anniversary of the date of grant, until fully vested.

Option Exercises

The following table sets forth option exercises by the named executive officers during the fiscal year ended December 31, 2004, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of December 31, 2004 and (ii) the respective value for “in-the-money” options, which represents the positive spread between the exercise price of existing options and the fair market value of our common stock at December 31, 2004.

TABLE 3:   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of the Unexercised In- the-Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark C. Smith	-0-	–	–	–	–	–
Howard A. Thrailkill	-0-	–	123,126	92,500	$804,241	$714,825
Steven L. Harvey	-0-	–	174,636	56,000	$738,871	$438,840
Robert A. Fredrickson	6,618	$170,387	162,386	56,000	$782,622	$438,840
Thomas R. Stanton	-0-	–	431,500	84,000	$2,701,149	$658,260
Danny J. Windham	188,210	$3,955,515	153,190	84,000	$1,185,989	$658,260

Change of Control Arrangements

The Board of Directors adopted Management Incentive Bonus Programs for fiscal year 2005 for (i) the Chief Executive Officer, Chief Operating Officer and Senior Vice Presidents and (ii) the Corporate Vice Presidents (collectively, the “2005 Bonus Programs”), which provide for the payment of bonuses calculated pursuant to a formula based on the achievement of targeted levels of earnings per share for the 2005 fiscal year. The 2005 Bonus Programs provide that in the event of a change in control, or certain events indicating an imminent change in control, of ADTRAN, as determined under the 1996 Employees Incentive Stock Option Plan, each participant in the program will receive immediate payment of a bonus in an amount not less than that which would otherwise be earned by the participant if the minimum level of earnings per share were achieved under the program, or such greater amount as the Board of Directors determines.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2004, which include:

•	ADTRAN, Inc. Amended and Restated 1996 Employees Incentive Stock Option Plan, as amended

•	ADTRAN, Inc. Amended and Restated 1995 Directors Stock Option Plan, as amended

•	ADTRAN, Inc. 1986 Employee Incentive Stock Option Plan, as amended

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	7,298,764	$15.389	4,138,534
Equity Compensation Plans Not Approved by Stockholders	–	–	–

TOTAL	7,298,764	$15.389	4,138,534

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This Report of the Compensation Committee of the Board of Directors on Executive Compensation discusses the methods that were used to determine executive compensation for the fiscal year ended December 31, 2004. The report specifically reviews the methods employed in setting the compensation of our Chairman of the Board and Chief Executive Officer (the “Chief Executive Officer”) and generally with respect to all executive officers.

For 2004, the compensation of our Chief Executive Officer was determined by the Compensation Committee and the Board of Directors without any reference to quantitative measures of individual or company performance but based instead solely on a subjective evaluation of the performance of the Chief Executive Officer and ADTRAN.

The compensation paid to our other executive officers for 2004 was determined by the Chief Executive Officer in his discretion and was recommended by him to the Compensation Committee and the full Board for approval. Similar to the determination of the Chief Executive Officer’s compensation, the Chief Executive Officer based the compensation levels of the other executive officers not on any quantitative measures of individual or company performance but upon his subjective evaluation of the performance of the individual executive officers and of ADTRAN. The Compensation Committee and the full Board approved the recommendations of the Chief Executive Officer with regard to the 2004 compensation of each of our other executive officers.

In 2004, the Board of Directors adopted management incentive bonus programs for fiscal year 2004 (the “Bonus Programs”) for (i) the Chief Executive Officer, Chief Operating Officer and Senior Vice Presidents and (ii) the Corporate Vice Presidents. Candidates for bonuses in fiscal 2004 were selected by our Chief Executive Officer or Chief Operating Officer and were recommended to the Board for approval. Bonuses granted under the Bonus Programs were determined by a formula based on targeted increases in our per share after tax earnings for the fiscal year. The bonuses disclosed in the Summary Compensation Table above for 2004 represent the bonuses earned by the named executive officers pursuant to the Bonus Programs as a result of the achievement of specified earnings per share targets.

Limitations on the Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits ADTRAN’s tax deduction for compensation over $1,000,000 paid to each of the Chief Executive Officer and to the four other most highly compensated executive officers. Compensation that meets the requirements for qualified performance-based compensation or certain other exceptions under the Internal Revenue Code is not included in this limit. Our executive compensation for 2004 did not exceed the deductible limit. Generally, the Compensation Committee desires to maintain the tax deductibility of compensation for executive officers to the extent it is feasible and consistent with the objectives of our compensation programs. However, the Compensation Committee retains the discretion to determine whether the interests of ADTRAN and its shareholders may be served by providing compensation that is not deductible in order to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Compensation Committee:

Williams L. Marks, Chairman

W. Frank Blount

H. Fenwick Huss

Roy J. Nichols

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James L. North, a partner in the law firm of James L. North & Associates, is our director emeritus and as of December 31, 2004, beneficially owned 86,000 shares of our common stock. We paid James L. North & Associates fees of $121,060 for legal services rendered to us during 2004. All bills for services rendered by James L. North & Associates are reviewed and approved by our Chief Financial Officer. We believe that the fees for such services are reasonable and comparable to those charged by other firms for services rendered to us.

Richard A. Anderson, one of our directors, is the Vice Chairman – Planning and Administration of BellSouth Corporation. For fiscal year 2004, we received payments, directly and indirectly, from BellSouth in the amount of approximately $25.3 million for products supplied to BellSouth. We also paid to BellSouth $619,478 for services provided by BellSouth to us. These payments to and from BellSouth are made in the normal course of business and we believe that they are reasonable.

STOCK PERFORMANCE GRAPH

Our common stock began trading on the NASDAQ National Market on August 9, 1994. The price information reflected for our common stock in the following performance graph and accompanying table represents the closing sales prices of the common stock for the period from December 31, 1999 through December 31, 2004 on an annual basis. The graph and the accompanying table compare the cumulative total stockholders’ return on our common stock with the NASDAQ Telecommunications Index and the NASDAQ US Index. The calculations in the following graph and table assume that $100 was invested on December 31, 1999 in each of our common stock, the NASDAQ Telecommunications Index and the NASDAQ US Index and also assume dividend reinvestment. The closing sale price of our common stock on the NASDAQ National Market was $17.24 per share on March 21, 2005.

Comparison of Cumulative Total Return

Among ADTRAN, the NASDAQ Telecommunications Index and the NASDAQ US Index

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

ADTRAN, Inc.	$100.00	$41.31	$49.61	$63.96	$126.53	$78.83

NASDAQ Telecommunications Index	$100.00	$52.17	$38.29	$23.31	$41.85	$45.52

NASDAQ US Index	$100.00	$60.30	$45.49	$26.40	$38.36	$40.51

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during the fiscal year ended December 31, 2004, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of ADTRAN’s financial reporting. In February 2004, our Board of Directors adopted an updated Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.adtran.com and was filed as an appendix to our proxy statement for our 2004 Annual Meeting of Stockholders.

The Audit Committee held nine meetings during the fiscal year ended December 31, 2004. Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, attended each meeting. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the fiscal year ended December 31, 2004 and our unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2004. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required under Statement on Auditing Standards No. 61 and No. 90 (Codification of Statements on Auditing Standards, AU § 380).

In addition to the review of annual and interim financial statements, the Audit Committee continued its focus on functions and risks which could adversely impact ADTRAN’s financial position. This oversight was accomplished through ADTRAN’s Internal Controls Project, which was created to facilitate completion of the necessary steps for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit Committee meetings included overviews of the status of documentation and testing of key internal controls over financial reporting, as well as detailed reviews of key internal controls in higher-risk financial reporting cycles. The Audit Committee has actively reviewed management’s assessment of the effectiveness of ADTRAN’s internal control over financial reporting (including management’s evaluation of identified control deficiencies and management’s program for remediation of those deficiencies) and PricewaterhouseCoopers LLP’s report thereon, both of which are included in the Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2004 and determined to engage PricewaterhouseCoopers LLP as the independent registered public accounting firm of ADTRAN for the fiscal year ending December 31, 2005.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee:

Roy J. Nichols, Chairman

W. Frank Blount

H. Fenwick Huss

William L. Marks

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1986 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP as of or for the fiscal years ended December 31, 2004 and 2003 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the integrated audit of our annual financial statements and review of our interim financial statements and statutory and regulatory filings. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees	$1,011,261	$385,220
Audit-Related Fees	245,400	48,200
Tax Fees	27,551	367,530
All Other Fees	1,500	0

Total	$1,285,712	$800,950

Audit Fees for the fiscal year ended December 31, 2004 were for professional services rendered for the integrated audits of our annual consolidated financial statements, quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q and Sarbanes-Oxley Section 404 attestation fees, as well as the statutory audit of the financial statements of a foreign subsidiary. Audit Fees for the fiscal year ended December 31, 2003 were for professional services rendered for the audits of our annual consolidated financial statements, quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q and the statutory audit of the financial statements of a foreign subsidiary.

Audit-Related Fees as of the fiscal years ended December 31, 2004 and 2003 were for services associated with the audit of our 401(k) plan, Sarbanes-Oxley Section 404 readiness procedures and various consultations related to accounting matters.

Tax Fees as of the fiscal years ended December 31, 2004 and 2003 were for services related to tax compliance, income tax authority audit support, assistance with tax accounting method changes and preparation of international tax returns.

All Other Fees as of the fiscal years ended December 31, 2004 were for the license of accounting and reporting research software. All Other Fees were $0 in the fiscal year ended December 31, 2003.

None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

Commencing in May 2003, with the effectiveness of new rules adopted under the Sarbanes-Oxley Act of 2002, the Audit Committee established a practice of pre-approving all services provided by PricewaterhouseCoopers LLP. In October 2003, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by PricewaterhouseCoopers LLP. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed; and sets forth pre-approval requirements for all permitted services.

Under the policy, a schedule is presented annually to the Audit Committee outlining the types of services that are likely to be performed during the year. The Audit Committee, based upon the guidelines in the policy, selects the services from that schedule that will be generally pre-approved and attaches the list of services as an appendix to the policy. The Audit Committee then sets an annual aggregate fee limitation for all of the generally pre-approved services. For fiscal year 2004, that limit was set at $30,000. The Audit Committee increased the limit to $50,000 for fiscal year 2005. Any fees for the generally pre-approved services that exceed this aggregate fee limit must be specifically pre-approved. In addition, any services not on the list of general pre-approved services must be specifically pre-approved.

Each member of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval, in the event that the full Audit Committee is not available. Any member of the Audit Committee who provides specific pre-approval must report such approval to the Audit Committee at its next meeting. To ensure compliance with the policy, a detailed report outlining all fees incurred year-to-date for services provided by PricewaterhouseCoopers LLP is presented to the Audit Committee on a quarterly basis.

PROPOSAL 3 – APPROVAL OF ADTRAN, INC. 2005 DIRECTORS STOCK OPTION PLAN

Introduction

Our stockholders are being asked to consider and vote on this proposal to approve our 2005 Directors Stock Option Plan (the “2005 Directors Plan”). Our Board of Directors adopted the 2005 Directors Plan on January 24, 2005, subject to the approval of our stockholders, to replace our expiring Amended and Restated 1995 Directors Stock Option Plan. The purpose of the 2005 Directors Plan is to: (a) provide incentive to our non-employee directors to stimulate their efforts toward our continued success and to operate and manage our business in a manner that will provide for our long term growth and profitability; (b) encourage stock ownership by non-employee directors by providing them with a means to acquire a proprietary interest in ADTRAN by acquiring shares of our common stock; and (c) provide a means of attracting, retaining and rewarding highly qualified non-employee directors. To accomplish these objectives, the 2005 Directors Plan would provide automatic grants of stock options to newly elected non-employee directors and automatic annual grants of stock options to each ongoing non-employee director, for an aggregate of 400,000 shares of our common stock (subject to adjustment as described below).

The following description of the 2005 Directors Plan is qualified in its entirety by reference to the applicable provisions of the 2005 Directors Plan, which is attached hereto as Appendix A, and agreements related to the 2005 Directors Plan.

Proposed Plan

Our Board of Directors has approved, and recommends that the stockholders of ADTRAN approve, the 2005 Directors Plan. The effective date of the 2005 Directors Plan, if approved by the stockholders at the annual meeting, will be May 18, 2005.

Stock Subject to Options

The capital stock subject to the options and other provisions of the 2005 Directors Plan is our common stock, $0.01 par value per share. On March 21, 2005, the closing price of our common stock on the NASDAQ National Market was $17.24 per share. Subject to adjustment in accordance with the terms of the 2005 Directors Plan, up to 400,000 shares of common stock, in the aggregate, may be purchased upon the exercise of options granted under the 2005 Directors Plan. The shares of common stock allocable to options granted under the plan that have been forfeited, canceled, expired or terminated without becoming exercised may again become subject to options under the plan.

Types of Options

Non-qualified stock options (“NQSOs”) may be granted under the 2005 Directors Plan.

Administration

The 2005 Directors Plan will be administered by an administrator, consisting of our Board of Directors or its designee. The Board of Directors has designated the Compensation Committee to serve as the administrator of the 2005 Directors Plan.

Among other powers and duties, the Compensation Committee will have the authority to interpret the 2005 Directors Plan and to make all other determinations necessary or advisable for the proper administration of the 2005 Directors Plan.

Eligibility and Grants of Options

Under the terms of the 2005 Directors Plan, newly elected non-employee directors of ADTRAN will receive grants of nonqualified stock options to purchase 10,000 shares of our common stock. Each December 31, continuing non-employee directors, including non-employee directors emeritus, will receive grants of nonqualified stock options to purchase 5,000 shares of our common stock. Directors would not receive the continuing director grant for the calendar year in which they are initially elected and receive the initial grant described above.

As of March 21, 2005, there were five non-employee directors and one non-employee director emeritus of ADTRAN, all of whom would be eligible to participate in the 2005 Directors Plan. As of the date of this proxy statement, we have not granted any options under the 2005 Directors Plan. At this time, we anticipate that options exercisable for 30,000 shares of our common stock will be granted in 2005 under the 2005 Directors Plan.

Terms of Options

Option Agreement. Each option will be evidenced by an Option Agreement between ADTRAN and the optionee in the form attached to the 2005 Directors Plan.

Vesting and Exercisability. Options granted under the 2005 Directors Plan will become exercisable (i.e., vested) in full on the first anniversary of the grant date, or earlier if there is a Change of Control of ADTRAN or if the director terminates service due to death or disability.

Term of Options. The term of any option will be ten years from the date of grant.

Option Exercise Price. The purchase price of the common stock underlying each option granted under the 2005 Directors Plan will be 100% of the fair market value of the common stock on the date the option is granted.

Termination of Service. In the event of termination of an optionee’s service with ADTRAN for cause, all options will terminate immediately. Upon termination of an optionee’s service due to disability, the options may be exercised for one year. Upon termination of an optionee’s service other than due to death, disability or cause, the options may be exercised for three months. In addition, if an optionee dies while his or her options remain exercisable, the beneficiary may exercise the options for up to one year after the date of death. However, in no case will any option remain exercisable beyond its term.

Exercise of Options. Upon exercise of an option, an optionee will have to pay for the common stock subject to the exercise. Payment may be made in cash, by surrender of shares of ADTRAN common stock that the optionee has held for at least six months, or by a combination of cash and surrender of shares.

Transfers. Optionees may not transfer or assign their options except by will or by the laws of descent and distribution. Options will be exercisable during the optionee’s life only by the optionee (unless the optionee is incapacitated and unable to exercise options). Upon the death of the optionee, options will be exercisable by the optionee’s “beneficiary.” Certificates for common stock issued with respect to options under the plan will include such legends referring to any applicable restrictions on resale as ADTRAN, in its discretion, deems appropriate.

Amendment and Termination

Our Board of Directors may amend or terminate the 2005 Directors Plan at any time. In addition, amendments must be approved by stockholders if such approval is necessary under applicable laws or applicable NASDAQ rules and regulations. Currently, applicable laws and regulations would require stockholder approval for any amendment that (i) increased the number of shares available for issuance under the 2005 Directors Plan, (ii) materially modified the provisions regarding who is eligible for options under the 2005 Directors Plan, or (iii) otherwise materially amended the 2005 Directors Plan.

Adjustments

In the event of any increase or decrease in the number of shares of common stock outstanding effected without receipt of consideration by ADTRAN, the Compensation Committee will make a proportionate adjustment to the number of shares subject to options granted under the 2005 Directors Plan, to the exercise price of any options granted under the 2005 Directors Plan, to the number of options granted under the plan’s formula grants, and to the number of shares remaining available for the granting of options.

Additionally, in the event of a merger, consolidation, or other reorganization of ADTRAN, options may be converted or option vesting may be accelerated and options may be terminated.

Federal Income Tax Consequences

The following is a brief general description of the consequences that will apply under the Internal Revenue Code of 1986, as amended, to the receipt of options under the 2005 Directors Plan:

Non-qualified Stock Options. Neither ADTRAN nor the option holder has income tax consequences from the issuance of NQSOs. Generally, in the tax year when an option holder exercises NQSOs, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. We generally will have a deduction in the same amount as the ordinary income recognized by the option holder in our tax year in which or with which the option holder’s tax year (of exercise) ends.

If an option holder exercises an NQSO by paying the option price with previously acquired common stock, the option holder will recognize income (relative to the new shares such option holder is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Internal Revenue Code §1036 and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered. The new shares equal to the number of the older shares tendered will receive the same basis the option holder had in the older shares and the option holder’s holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon the exercise of the option.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to approve the ADTRAN, Inc. 2005 Directors Stock Option Plan.

STOCKHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 2006 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Huntsville, Alabama, on or before December 5, 2005 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must comply with Rule 14a-8 under the Exchange Act and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on our books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership as required by Rule 14a-8, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the SEC. Stockholder nominations must comply with the procedures set forth above under “Nomination of Directors.”

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of ADTRAN.

By Order of the Board of Directors.

Mark C. Smith

Chairman of the Board and

Chief Executive Officer

Huntsville, Alabama

April 5, 2005

Our 2004 Annual Report, which includes audited financial statements, has been mailed to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

APPENDIX A

ADTRAN, INC.

2005 DIRECTORS STOCK OPTION PLAN

ARTICLE I

Purpose

1.1    General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging Directors who are not employees of the Company to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue to serve as Directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting persons of outstanding quality to service on the Board.

1.2    Intended Tax Effects of Options. It is intended that the tax effects of any Option granted hereunder should be determined under Code §83.

ARTICLE II

Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1    1933 Act shall mean the Securities Act of 1933, as amended.

2.2    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

2.3    Beneficiary shall mean, with respect to an Optionee, the Person or Persons to whom the Optionee’s Option shall be transferred upon the Optionee’s death (i.e., the Optionee’s Beneficiary).

(a)    Designation of Beneficiary. An Optionee’s Beneficiary shall be the Person who is last designated in writing by the Optionee as such Optionee’s Beneficiary hereunder. An Optionee shall designate his or her original Beneficiary in writing on his or her Option Agreement. Any subsequent modification of the Optionee’s Beneficiary shall be in a written executed letter addressed to the Company and shall be effective when it is received and accepted by the Committee, determined in the Committee’s sole discretion.

(b)    No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Optionee, or the Beneficiary designated by the Optionee is no longer living or in existence at the time of the Optionee’s death, then the Optionee’s Beneficiary shall be deemed to be the Optionee’s spouse, or if none, the Optionee’s estate.

(c)    Designation of Multiple Beneficiaries. An Optionee may, consistent with subsection (a) above, designate more than one Person as a Beneficiary if, for each such Beneficiary, the Optionee also designates a percentage of the Optionee’s Options to be transferred to such Beneficiary upon the Optionee’s death. Unless otherwise specified by the Optionee, any designation by the Optionee of multiple Beneficiaries shall be interpreted as a designation by the Optionee that each such Beneficiary (to the extent such Beneficiary is alive or in existence as of the Optionee’s date of death) should be entitled to an equal percentage of the Optionee’s Options. Each Beneficiary shall have complete and non-joint rights with respect to the portion of an Optionee’s Options to be transferred to such Beneficiary upon the Optionee’s death.

(d)    Contingent Beneficiaries. An Optionee may designate one or more contingent Beneficiaries to receive all or a portion of the Optionee’s Option in the event that one or more of the

Optionee’s original Beneficiaries should predecease the Optionee; otherwise, in the event that one or more Beneficiaries predeceases the Optionee, then the individual or individuals specified above shall take the place of each such deceased Optionee’s Beneficiary.

2.4    Board shall mean the Board of Directors of the Company.

2.5    Cause shall mean an act or acts by an individual involving personal dishonesty, incompetence, willful misconduct, moral turpitude, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company or its parents or subsidiaries, the breach of any contract with the Company or its parents or subsidiaries, the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company or its parents or subsidiaries, a felony conviction or the failure to contest prosecution for a felony, embezzlement, fraud, deceit or civil rights violations, any of which acts cause the Company or any subsidiary liability or loss, as determined by the Committee in its sole discretion.

2.6    Change of Control shall mean the occurrence of any one of the following events:

(a)    Acquisition By Person of Substantial Percentage. The acquisition by a Person (including “affiliates” and “associates” of such Person, but excluding the Company, any “parent” or “subsidiary” of the Company, or any employee benefit plan of the Company or of any “parent” or “subsidiary” of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any “parent” or “subsidiary” of the Company, to constitute the Person the actual or beneficial owner of greater than 50% of the Common Stock; or

(b)    Disposition of Assets. Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company or of any “subsidiary” of the Company to a Person (including “affiliates” and “associates” of such Person, but excluding the Company, any “parent” or “subsidiary” of the Company, or any employee benefit plan of the Company or of any “parent” or “subsidiary” of the Company).

For purposes of this Section, the terms “affiliate,” “associate,” “parent” and “subsidiary” shall have the respective meanings ascribed to such terms in Rule 12b-2 under Section 12 of the 1934 Act.

2.7    Code shall mean the Internal Revenue Code of 1986, as amended.

2.8    Committee shall mean the committee appointed by the Board to administer and interpret the Plan in accordance with Article III below.

2.9    Common Stock shall mean the common stock, par value $0.01 per share, of the Company.

2.10    Company shall mean ADTRAN, Inc.

2.11    Director shall mean an individual who is serving as a member of the Board (i.e., a director of the Company).

2.12    Disability shall mean, with respect to an individual, the total and permanent disability of such individual as determined by the Committee in its sole discretion.

2.13    Effective Date shall mean May 18, 2005, subject to shareholder approval. See Article IX herein.

2.14    Fair Market Value of the Common Stock as of a date of determination shall mean the following:

(a)    Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on The Nasdaq Stock Market (“Nasdaq”) on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or Nasdaq on the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

(b)    Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on Nasdaq and no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market and no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

(c)    Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on Nasdaq and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

2.15    Option shall mean options to which Code §421 (relating generally to certain incentive stock options and other options) does not apply, granted to individuals pursuant to the terms and provisions of this Plan.

2.16    Option Agreement shall mean a written agreement, executed and dated by the Company and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

2.17    Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.

2.18    Optionee shall mean an individual who is granted an Option pursuant to the terms and provisions of this Plan.

2.19    Person shall mean any individual, organization, corporation, partnership, trust or other entity.

2.20    Plan shall mean this ADTRAN, Inc. 2005 Directors Stock Option Plan.

ARTICLE III

Administration

3.1    General Administration. The Plan shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

3.2    Appointment. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more directors.

3.3    Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

ARTICLE IV

Stock

The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article VII, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 400,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Options under the Plan.

ARTICLE V

Eligibility to Receive and Grant of Options

5.1    Individuals Eligible for Grants of Options. The individuals eligible to receive Options hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any parent or subsidiary corporation of the Company. Such Directors shall receive Options hereunder in accordance with the provisions of Section 5.2 below.

5.2    Grant of Options. Options shall be granted to those Directors who are eligible under Section 5.1 above in accordance with the following formulas:

(a)    Option Upon Initially Becoming a Director. Upon initially becoming a Director, an individual shall be granted an Option to purchase 10,000 shares of Common Stock, with such Option subject to the provisions of Article VI below. Options granted under this subsection (a) shall be evidenced by the Option Agreement shown in Appendix A. The Options granted under this subsection (a) shall not be granted to a Director who has previously served as a Director and who is again becoming a Director, but shall only be granted upon an individual’s initially becoming a Director.

(b)    Option Upon Commencement of Term. As of December 31 of each calendar year following the calendar year in which a Director receives a grant of Options under subsection (a) above, if such individual is a Director as of such date and subject to subsection (d) below, such individual shall be granted an Option to purchase 5,000 shares of Common Stock, with such Option subject to the provisions of Article VI below. Options granted under this subsection (b) shall be evidenced by the Option Agreement shown in Appendix B.

(c)    Transitional Rules. Notwithstanding anything in subsections (a) and (b) to the contrary, no individual who is serving as a Director as of the Effective Date of this Plan shall be entitled to any Options until the December 31 next following the Effective Date.

(d)    Rules Against Double Granting of Options for Simultaneous Service. Notwithstanding any provision of this Section to the contrary, an individual shall not be granted an Option to purchase more than 5,000 shares as of any December 31 under the provisions of subsection (b) above.

ARTICLE VI

Terms and Conditions of Options

Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

6.1    Requirement of Option Agreement. Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Option Agreement. The Committee shall present such Option Agreement to the Optionee. Upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

6.2    Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Optionee and the date as of which the Option was granted under this Plan.

6.3    Vesting. Each Option shall first become exercisable (i.e., vested) with respect to 100% of the shares subject to such Option as of the first anniversary of the date the Option is granted. Prior to said date, the Option shall be unexercisable in its entirety. Notwithstanding the foregoing, all Options granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Optionee’s becoming Disabled or upon his death or upon a Change of Control. Other than as provided in the preceding sentences, if an Optionee ceases to be a Director, his rights with regard to all non-vested Options shall cease immediately.

6.4    Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted. Upon execution of an Option Agreement by both the Company and Optionee, the date as of which the Option was granted under this Plan as noted in the Option Agreement shall be considered the date on which such Option is granted.

6.5    Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire ten years from the date the Option is granted.

6.6    Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date.

6.7    Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option that the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 8.1. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

6.8    Medium and Time of Payment.

(a)    The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the

Optionee (or his Beneficiary as provided in subsection (c) of Section 6.9), shall be (A) in cash; (B) by delivery to the Company of shares of the Common Stock that have been owned by the Optionee for at least six months, guaranteed or notarized, with such documentation as the Committee may require, or in such other manner as the Committee may require; or (C) by a combination of (A) and (B).

(b)    If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash, as provided in subsection (a) above.

6.9    Effect of Termination of Service, Disability or Death. Except as provided in subsections (a), (b) and (c) below, no Option shall be exercisable unless the Optionee thereof shall have been a Director from the date of the granting of the Option until the date of exercise.

(a)    Termination of Service. In the event an Optionee ceases to be a Director for any reason other than death or Disability, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option, (ii) three months after the date the Optionee ceases to be a Director (except as provided in subsection (c)) or (iii) the date on which the Company gives notice to such Optionee of termination of his service as a Director if service is terminated by the Company or by its shareholders for Cause (an Optionee’s resignation in anticipation of termination of service by the Company or by its shareholders for Cause shall constitute a notice of termination by the Company). Notwithstanding the foregoing, in the event that an Optionee’s service as a Director terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Optionee shall be extended through the end of the three-month period immediately following the date of such termination of service. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of service as a Director.

(b)    Disability. Upon the termination of an Optionee’s service as a Director due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (i) the expiration date of such Option, or (ii) one year after the date on which such Optionee ceases to be a Director due to Disability (except as provided in subsection (c)). Prior to the earlier of such dates, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee’s service as a Director ceases due to Disability.

(c)    Death. In the event of the death of the Optionee (i) while he is a Director, (ii) within three months after the date on which such Optionee’s service as a Director is terminated (for a reason other than Cause) as provided in subsection (a) above, or (iii) within one year after the date on which such Optionee’s service as a Director terminated due to his Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by the Optionee’s Beneficiary at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the date of expiration of the Option. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Optionee.

6.10    Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by transfer to a Beneficiary upon the death of the Optionee, and any purported transfer (other than as excepted above) shall be null and void. After the death of an Optionee and upon the death of the Optionee’s Beneficiary, an Option shall be transferred only by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee’s legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

6.11    Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Article VII, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

6.12    No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

ARTICLE VII

Adjustments Upon Changes in Capitalization

7.1    Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

(a)    The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Options under the Plan, and in the number and kind of shares granted under Section 5.2.

(b)    The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

(c)    If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

7.2    Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, and if the agreement memorializing such reorganization so provides, any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled. If such agreement does not so provide, any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days’ notice to the Optionees to whom such Options have been granted.

7.3    Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Optionee written notice of such event at least ten days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

7.4    Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.

ARTICLE VIII

Agreement by Optionee and Securities Registration

8.1    Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Options shall be granted to any Optionee and no Option shall be exercisable unless, at the time of grant or exercise, as applicable, such Optionee (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option or by the exercise of the Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and] are held by an “affiliate” (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Corporation. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Corporation of a favorable opinion of counsel or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Corporation, nor will any transferee be recognized as the owner thereof by the Corporation.

If the Common Stock is (A) held by an Optionee who ceases to be an “affiliate,” as that term is defined in Rule 144 of the 1933 Act, or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 8.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

8.2    Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Options have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on Nasdaq at the time of the exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or Nasdaq of the shares of Common Stock to be issued.

ARTICLE IX

Effective Date

The Plan shall be effective as of the Effective Date, and no Options shall be granted hereunder prior to said date. Adoption of the Plan shall be approved by the shareholders of the Company at the earlier of (i) the annual meeting of the shareholders of the Company which immediately follows the date of the first grant or award of Options hereunder, or (ii) 12 months after the adoption of the Plan by the Board. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law; provided, however, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act. Failure to obtain such approval shall render the Plan and any Options granted hereunder null and void ab initio.

ARTICLE X

Amendment and Termination

10.1    Amendment and Termination By the Board. Subject to Section 10.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.

10.2    Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 10.1 above, the following restrictions shall apply to the Board’s authority under Section 10.1 above:

(a)    Prohibition Against Adverse Affects on Outstanding Options. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees who have outstanding Options without the consent of such Optionees;

(b)    Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if such approval is necessary with respect to tax, securities or other applicable laws or the applicable rules or regulations of any stock exchange or Nasdaq.

10.3    Expiration of Plan. No Option shall be granted hereunder after ten years from the earlier of (a) the date the Plan is approved by the shareholders, or (b) the date the Plan is adopted by the Board.

ARTICLE XI

Miscellaneous Provisions

11.1    Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

11.2    Notices. All notices or other communications by an Optionee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

11.3    Term of Plan. Subject to the terms of Article X, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Options may be granted hereunder.

11.4    Compliance with Rule 16b-3. This Plan is intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the 1934 Act.

11.5    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Alabama.

11.6    Additional Provisions By Committee. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable.

11.7    Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

11.8    Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

11.9    Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

11.10    Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

11.11    No Rights to Perform Services. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to perform services for the Company or any parent or subsidiary corporation of the Company.

11.12    Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

Revocable Proxy	COMMON STOCK ADTRAN, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Mark C. Smith, Howard A. Thrailkill and James E. Matthews, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of ADTRAN, Inc. (the “Company”) which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of the Company, to be held at the headquarters of the Company, 901 Explorer Boulevard, Huntsville, Alabama, on the second floor of the East Tower, on Wednesday, May 18, 2005, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS

1)	Elect as directors the seven nominees listed below to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

☐	FOR ALL NOMINEES listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Mark C. Smith, Howard A. Thrailkill, Richard A. Anderson, W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols

2)	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3)	Approve the ADTRAN, Inc. 2005 Directors Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated, on the reverse side)

(Continued from the other side)

PROXY—SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Charlene Little, Assistant Secretary of the Company, by executing and delivering to Ms. Little a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

Signature

Signature, if shares held jointly

Date:

Month                        Day                         Year

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Do you plan to attend the Annual Meeting? ☐ YES ☐ NO